                                                                     Exhibit 4.4

================================================================================

                                  VIATEL, INC.,
                                   as Issuer,

                              THE BANK OF NEW YORK
                   as Trustee, U.S. Paying Agent and Registrar

                                       and

                       DEUTSCHE BANK, AKTIENGESELLSCHAFT,
                           as German Paying Agent and
                                  Co-Registrar

                                   ----------

                               Senior DM Indenture

                            Dated as of April 8, 1998

                                   ----------

                          11.15% Senior Notes due 2008

================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                  Indenture Sections
------------                                                  ------------------

ss. 310(a)(1)...........................................             7.10
       (a)(5)...........................................             7.10
       (b)..............................................             7.03; 7.08
ss. 311.................................................             7.03
ss. 313(a)..............................................             7.06
       (c)..............................................             7.05; 7.06
ss. 314(a)..............................................             4.17
       (b)..............................................             10.01
       (c)(1)...........................................             1.01
       (d)..............................................             10.01
       (e)..............................................             1.01
ss. 315(a)..............................................             7.02
       (b)..............................................             7.05; 10.02
ss. 316(a)..............................................             6.06

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                                                            Page

RECITALS OF THE COMPANY  ......................................................1

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions......................................................2
SECTION 1.02. Incorporation by Reference of Trust Indenture Act...............25
SECTION 1.03. Rules of Construction...........................................26

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01. Form and Dating.................................................26
SECTION 2.02. Restrictive Legends.............................................28
SECTION 2.03. Execution, Authentication and Denominations.....................31
SECTION 2.04. Registrar and Paying Agent......................................31
SECTION 2.05. Paying Agent to Hold Money in Trust.............................32
SECTION 2.06. Transfer and Exchange...........................................33
SECTION 2.07. Book-Entry Provisions for Global Notes..........................34
SECTION 2.08. Special Transfer Provisions.....................................36
SECTION 2.09. Replacement Notes...............................................39
SECTION 2.10. Outstanding Notes...............................................39
SECTION 2.11. Temporary Notes.................................................40
SECTION 2.12. Cancellation....................................................40
SECTION 2.13. CUSIP Numbers...................................................41
SECTION 2.14. Defaulted Interest..............................................41
SECTION 2.15. Issuance of Additional Notes....................................41

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01. Right of Redemption.............................................41
SECTION 3.02. Notices to Trustee..............................................42
SECTION 3.03. Selection of Notes to Be Redeemed...............................42
SECTION 3.04. Notice of Redemption............................................43
SECTION 3.05. Effect of Notice of Redemption..................................44
SECTION 3.06. Deposit of Redemption Price.....................................44
SECTION 3.07. Payment of Notes Called for Redemption..........................44
SECTION 3.08. Notes Redeemed in Part..........................................44

Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                       ii                                   Page


                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01. Payment of Notes................................................45
SECTION 4.02. Maintenance of Office or Agency.................................45
SECTION 4.03. Limitation on Indebtedness......................................46
SECTION 4.04. Limitation on Restricted Payments...............................49
SECTION 4.05. Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries...........................53
SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of
                  Restricted Subsidiaries.....................................55
SECTION 4.07. Limitation on Issuances of Guarantees by Restricted
                  Subsidiaries................................................55
SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates.....56
SECTION 4.09. Limitation on Liens.............................................57
SECTION 4.10. Limitation on Sale-Leaseback Transactions.......................58
SECTION 4.11. Limitation on Asset Sales.......................................58
SECTION 4.12. Repurchase of Notes upon a Change of Control....................59
SECTION 4.13. Existence ......................................................59
SECTION 4.14. Payment of Taxes and Other Claims...............................60
SECTION 4.15. Maintenance of Properties and Insurance.........................60
SECTION 4.16. Notice of Defaults..............................................60
SECTION 4.17. Compliance Certificates.........................................60
SECTION 4.18. Commission Reports and Reports to Holders.......................61
SECTION 4.19. Waiver of Stay, Extension or Usury Laws.........................61

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.....................................62
SECTION 5.02. Successor Substituted...........................................63

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default...............................................63
SECTION 6.02. Acceleration....................................................65
SECTION 6.03. Other Remedies..................................................65
SECTION 6.04. Waiver of Past Defaults.........................................65
SECTION 6.05. Control by Majority.............................................66
SECTION 6.06. Limitation on Suits.............................................66
SECTION 6.07. Rights of Holders to Receive Payment............................67
SECTION 6.08. Collection Suit by Trustee......................................67
SECTION 6.09. Trustee May File Proofs of Claim................................67
                                      iii                                   Page


SECTION 6.10. Priorities......................................................68
SECTION 6.11. Undertaking for Costs...........................................68
SECTION 6.12. Restoration of Rights and Remedies..............................68
SECTION 6.13. Rights and Remedies Cumulative..................................68
SECTION 6.14. Delay or Omission Not Waiver....................................69

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01. General   ......................................................69
SECTION 7.02. Certain Rights of Trustee.......................................69
SECTION 7.03. Individual Rights of Trustee....................................71
SECTION 7.04. Trustee's Disclaimer............................................71
SECTION 7.05. Notice of Default...............................................71
SECTION 7.06. Reports by Trustee to Holders...................................71
SECTION 7.07. Compensation and Indemnity......................................71
SECTION 7.08. Replacement of Trustee..........................................72
SECTION 7.09. Successor Trustee by Merger, Etc................................73
SECTION 7.10. Eligibility.....................................................73
SECTION 7.11. Money Held in Trust.............................................74
SECTION 7.12. Withholding Taxes...............................................74

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of the Company's Obligations........................74
SECTION 8.02. Defeasance and Discharge of Indenture...........................75
SECTION 8.03. Defeasance of Certain Obligations...............................76
SECTION 8.04. Application of Trust Money......................................77
SECTION 8.05. Repayment to Company............................................77
SECTION 8.06. Reinstatement...................................................78
SECTION 8.07. Defeasance and Certain Other Events of Default..................78

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders......................................79
SECTION 9.02. With Consent of Holders.........................................79
SECTION 9.03. Revocation and Effect of Consent................................80
SECTION 9.04. Notation on or Exchange of Notes................................81
SECTION 9.05. Trustee to Sign Amendments, Etc.................................81
SECTION 9.06. Conformity with Trust Indenture Act.............................81
                                       iv                                   Page


                                   ARTICLE TEN
                                    SECURITY

SECTION 10.01. Security ......................................................82

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01. Trust Indenture Act of 1939....................................83
SECTION 11.02. Notices  ......................................................83
SECTION 11.03. Certificate and Opinion As to Conditions Precedent.............85
SECTION 11.04. Statements Required in Certificate or Opinion..................85
SECTION 11.05. Rules by Trustee, Paying Agent or Registrar....................86
SECTION 11.06. Payment Date Other Than a Business Day.........................86
SECTION 11.07. Governing Law; Submission to Jurisdiction; Agent for
                  Service.....................................................86
SECTION 11.08. No Adverse Interpretation of Other Agreements..................86
SECTION 11.09. No Recourse Against Others.....................................86
SECTION 11.10. Successors.....................................................87
SECTION 11.11. Duplicate Originals............................................87
SECTION 11.12. Separability...................................................87
SECTION 11.13. Table of Contents, Headings, Etc...............................87
SECTION 11.14. Substitution of Currency.......................................87
SECTION 11.15. Method of Payment..............................................88

EXHIBIT A        Form of DTC Global Note.....................................A-1
EXHIBIT B        Form of DBC Global Note.....................................B-1
EXHIBIT C        Form of U.S. Certificated Note..............................C-1
EXHIBIT D        Form of Certificate.........................................D-1
EXHIBIT E        Form of Certificate to Be Delivered in Connection with
                        Transfers Pursuant to Regulation S...................E-1
EXHIBIT F        Form of Certificate to Be Delivered in Connection with
                        Transfers to Non-QIB Accredited Investors............F-1

            INDENTURE, dated as of April 8, 1998, between VIATEL, INC., a Delaware corporation, as issuer (the "Company"), THE BANK OF NEW YORK, a New York banking corporation as trustee (the "Trustee"), and Deutsche Bank, Aktiengesellschaft (Deutsche Bank AG), as German paying agent and Co-Registrar ("German Paying Agent").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of 11.15% DM Notes due 2008 (the "Notes") issuable as provided in this Indenture. Pursuant to the terms of a Purchase Agreement dated as of April 3, 1998 (the "Purchase Agreement") between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I thereto (the "Manager"), the Company has agreed to issue and sell 500,000 Senior Discount Dollar Units (collectively, the "Senior Discount Dollar Units"), 400,000 Senior Dollar Units (collectively, the "Senior Dollar Units"), 226,000 Senior Discount DM Units (collectively, the "Senior Discount DM Units") and 178,000 Senior DM Units (collectively, the "Senior DM Units"; and together with the Senior Discount Dollar Units, the Senior Dollar Units and the Senior Discount DM Units, the "Units"). Each Senior Discount Dollar Unit will consist of (i) one 12.50% Senior Discount Note due 2008 of the Company with a principal amount of maturity of $1,000 (collectively, the "Senior Discount Dollar Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Discount Dollar Indenture") dated as of the Closing Date (as defined below) between the Company and the Trustee and (ii) .490 shares of Series A Redeemable Convertible Preferred Stock of the Company (collectively, the "Series A Preferred"). Each Senior Dollar Unit will consist of (i) one 11.25% Senior Note due 2008 of the Company with a principal amount of $1,000 (collectively, the "Senior Dollar Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Dollar Indenture") dated as of the Closing Date between the Company and the Trustee and (ii) .483 shares of Series A Preferred. Each Senior Discount DM Unit will consist of (i) one 12.40% Senior Discount Note due 2008 of the Company with a principal amount at maturity of DM 1,000 (collectively, the "Senior Discount DM Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Discount DM Indenture") dated as of the Closing Date between the Company, the Trustee and the German Paying Agent and (ii) 2.77 DM denominated 10% Subordinated Convertible Debentures of the Company Due 2011 (the "Subordinated Convertible Debentures") to be issued pursuant to the provisions of an Indenture (the "Subordinated Indenture") to be dated as of the Closing Date between the Company, the Trustee and the German Paying Agent. Each Senior DM Unit will consist of (i) one 11.15% Senior Note due 2008 of the Company with a principal amount of DM 1,000 (collectively, the "Senior DM Notes"; and together with the Senior Discount Dollar Notes, the Senior Dollar Notes and the Senior Discount DM Notes, the "1998 Notes") to be issued pursuant to the provisions of this Indenture (the "Senior DM Indenture" or "this Indenture"); and together with the Senior Discount Dollar Indenture, the Senior Dollar Indenture and the Senior Discount DM Indenture, the "Indentures") dated as of the Closing Date between the Company and the Trustee and (ii) 2.69 DM denominated 10% Subordinated Convertible Debentures. The offering of the Senior Discount DM Units and the Senior DM

Units outside the United States is lead managed by Morgan Stanley Bank AG, an affiliate of Morgan Stanley & Co. Incorporated. The global offering of the Senior Discount Dollar Units and the Senior Dollar Units is lead managed by Morgan Stanley & Co. Incorporated. All references herein to the "Manager" include Morgan Stanley & Co. Incorporated and Morgan Stanley Bank AG.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

            The Notes and the Subordinated Convertible Debentures will be automatically separated upon the date (the "Separation Date") which is the earliest to occur of (i) the date that is six months after the Closing Date (as defined below), (ii) the commencement of an exchange offer with respect to the Notes undertaken pursuant to the Registration Rights Agreement (as defined below), (iii) the effective date of a shelf registration with respect to resales of the Notes and (iv) the commencement of an offer to repurchase the Notes pursuant to the terms of this Indenture.

            This Indenture will, upon the effectiveness of the registration statement provided for under the Registration Rights Agreement, be subject to, and governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

            "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 hereof (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales and sales of indefeasible rights-of-use or dark fibers; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 hereof, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (vi) all extraordinary gains and extraordinary losses; and (vii) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company.

            "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18 hereof.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

            "Agent Members" has the meaning provided in Section 2.07(a) hereof.

            "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company or any of its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company or any of its Restricted Subsidiaries on the date of such acquisition.

            "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

            "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of a division or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five hereof; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04 hereof, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million in any transaction or series of related transactions, (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (B) of
Section 4.11 hereof, (e) any liquidation of Temporary Cash Investments, (f) a transfer, directly or indirectly, of receivables or other payment rights arising from a transfer of indefeasible rights of use or dark fiber, which transfer of receivables or rights is to a special purpose entity created for the purpose of issuing securities to be paid or redeemed from, or beneficial interests in, the cash or revenues generated from the assets transferred; provided that the consideration received by the Company is at least equal to the fair market value of the asset transferred and the proceeds are used by the Company (A) to repay unsubordinated Indebtedness of the Company owed to a Person other than the Company or a Restricted Subsidiary, (B) to invest in the manner described in clause (i)(B) of Section 4.11 hereof covenant or (C) for working capital purposes or (g) other transfers of indefeasible rights of use or dark fiber.

            "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

            "Board of Directors" means the Board of Directors of the Company as required by the context or any committee of such Board of Directors duly authorized to act under this Indenture.

            "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or required by law to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

            "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

            "Certificated Notes" has the meaning provided in Section 2.01 hereof.

            "Change of Control" means such time as (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination to the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

            "Closing Date" means the date on which the Notes are originally issued under this Indenture.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

            "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman of the Board, the Vice Chairman of the Board, its President or a Vice President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

            "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

            "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period.

            "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) four times Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 hereof; provided that, in making the foregoing calculation, (A) pro forma effect shall be given to the Incurrence or repayment of any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the then most recent four fiscal quarters through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions

(including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

            "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), including, without limitation, the respective amounts reported on such balance sheet attributable to Preferred Stock, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 21 West, New York NY 10286, Attention:
Corporate Trust Administration.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "DBC" means Deutsche Borse Clearing Frankfurt am Main and any successor thereto.

            "DBC Global" has the meaning provided in Section 2.01 hereof.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" shall mean DTC, its nominees and their respective successors, and DBC.

            "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.12 hereof, and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.12 hereof.

            "DM" means Deutsche Mark.

            "DM Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the DM Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Senior DM Notes.

            "DM Pledged Securities" means the securities originally purchased by the Company with a portion of the proceeds from the sale of the Senior DM Notes, which shall consist of Government Securities, to be deposited in the DM Pledge Account, all in accordance with the terms of the Pledge Agreement.

            "DTC" means The Depository Trust Company.

            "DTC Global" has the meaning provided in Section 2.01 hereof.

            "Event of Default" has the meaning provided in Section 6.01 hereof.

            "Excess Proceeds" has the meaning provided in Section 4.11 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means any notes of the Company containing terms identical to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

            "Existing Stockholder Agreements" means the Stock Purchase Agreement, dated as of September 30, 1993, between the Company and S-C V-Tel, the Stock Purchase Agreement dated as of April 5, 1994, between the Company and COMSAT, the S-C V-Tel Shareholders' Agreement and the COMSAT Shareholders' Agreement, in each case, any amendments to such agreements.

            "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the second paragraph of Section 4.03 hereof, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $30 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination and set forth in their written opinion which shall be delivered to the Trustee.

            "Federal Republic of Germany Obligations" means securities that are direct and unconditional obligations of the Federal Republic of Germany or any of its states (Bundeslander), as defined in Section 1807, Paragraph 1, No. 2 of the German Civil Code (Burgerliches Gesetzbuch), as from time to time amended and are not callable or redeemable at the option of the issuer thereof.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization or write-off of any expenses incurred in connection with the offering of the Units consisting of the 1998 Notes and Preferred Stock of the Company and related tender offer and consent solicitation, (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

            "German Paying Agent" means Deutsche Bank and any successor German Paying Agent, except that, for the purposes of Article Eight, the German Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

            "Global Notes" has the meaning provided in Section 2.01.

            "Government Securities" means, in connection with the DM Pledged Securities, the direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of, or obligations guaranteed by, the Federal Republic of Germany for the payment of which guarantee or obligations the full faith and credit of the Federal Republic of Germany is pledged and which are not callable or redeemable at the option of the issuer thereof.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guaranteed Indebtedness" has the meaning provided in Section 4.07 hereof.

            "Holder" or "Noteholder" means the registered holder of any Note.

            "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above, and the maximum liability at such time with respect to contingent obligations upon the occurrence of the contingency giving rise to the obligation, which, in the case of a Guarantee, shall be the outstanding balance of the Guaranteed Indebtedness, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" means each semiannual interest payment date on April 15 and October 15 of each year, commencing October 15, 1998.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding extensions of credit to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section
4.06 hereof; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 hereof,
(i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

            "Manager" means Morgan Stanley & Co. Incorporated and Morgan Stanley Bank AG, as lead managers for the several initial purchasers named in the Purchase Agreement. The offering of the Notes outside the U.S. will be lead managed by Morgan Stanley AG.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made or required to be made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) payments made or required to be made to Persons having a beneficial interest in the assets subject to the Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "1998 Notes" means the Notes issued pursuant to this Indenture, together with the Senior Dollar Notes, Senior Discount Dollar Notes and the Senior Discount DM Notes.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Senior DM Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

            "Note Register" has the meaning provided in Section 2.04.

            "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");
(iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of DM 1,000 or an integral multiple thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of DM 1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

            "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

            "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

            "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

            "Paying Agent" means the German Paying Agent, any successor thereof, the U.S. Paying Agent, any successor thereof, and any other Person (including the Company acting as the Paying Agent, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them), authorized by the Company to pay principal and premium, if any, or interest on any Notes on behalf of the Company.

            "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date of notice is mailed pursuant to an Offer to Purchase.

            "Permanent DBC Global" means the permanent global Notes issued in exchange for one or more Temporary DBC Global, substantially in the form of Exhibit B attached hereto.

            "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company or any of its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) Investments received in the bankruptcy or reorganization of a Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes or acquired as the result of foreclosure of any secured Investment and, in each case, extensions, modifications and renewal thereof; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits; (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (vii) loans or advances to officers or employees of the Company or any Restricted Subsidiary that do not in the aggregate exceed $1 million at any time outstanding; (viii) investments consisting of securities issued by or beneficial interests in a special purpose entity referred to in clause (f) of the definition of "Asset Sale" and which are received in exchange for assets that are transferred by the Company or a Restricted Subsidiary to such special purpose entity and used for the purpose referred to therein; and (ix) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 hereof.

            "Permitted Joint Venture" means any joint venture between the Company or any Restricted Subsidiary and (i) any Person, other than a Subsidiary, engaged in the provision or sale of telecommunications services or
(ii) any Person engaged as an independent sale representative of the Company; provided that, prior to making any Investment in such a Person, the Company's Board of Directors shall have determined that such Investment fits the Company's strategic plan and is on terms that are fair and reasonable to the Company.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims not yet subject to penalty or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with
Section 4.03 hereof, to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of the item or related group of items of property or assets subject thereto or the business in which such property or assets are used and such Lien is created prior to, at the time of or within eighteen months after the later of the acquisition, the completion of (except in the case of refinancing) construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item or group of items of property or assets and any improvements on such item;
(vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables or other rights to payment; (xix) Liens secured with assets that have a fair market value not in excess of 15% of Adjusted Consolidated Net Tangible Assets when such Liens are Incurred; and (xx) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part of Liens described in clauses (i) through
(xix) above.

            "Permitted Wholesale Consortium" means any Person in which the Company Invests for the principal purpose of leasing or otherwise acquiring transmission rights with respect to long distance telecommunications; provided that prior to making any Investment in such a Person, the Company's Board of Directors shall have determined that such Investment will afford the Company greater economic benefits than it could otherwise obtain from other sources of transmission rights.

            "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of this Indenture, made by the Company in favor of the Trustee, governing the disbursement of funds from the DM Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Preferred Stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock, including the Series A Preferred.

            "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a).

            "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Agreement" has the meaning provided in the recitals to this Agreement.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Redemption Date", when used with respect to any Note or part thereof to be redeemed, means the date fixed for such redemption by or pursuant to the terms of the Notes and this Indenture.

            "Redemption Price", when used with respect to any Note or part thereof to be redeemed, means the price at which such Note is to be redeemed pursuant to the terms of the Notes and this Indenture.

            "Registrar" has the meaning provided in Section 2.04.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 3, 1998, between the Company and Morgan Stanley & Co. Incorporated, on behalf of itself and Morgan Standly Bank AG, Salomon Brothers Inc, NationsBanc Montgomery Securities LLC and ING Baring (U.S.) Securities, Inc., relating to the Notes.

            "Registration Statement" means any registration statement of the Company that covers any of the Exchange Notes, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Regular Record Date" for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Certificated Notes" has the meaning provided in
Section 2.01.

            "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payments" has the meaning provided in Section 4.04.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Discount DM Indenture" means the Indenture dated as of the Closing Date between the Company, and The Bank of New York, governing the issuance of the Senior Discount Dollar Notes.

            "Senior Discount DM Notes" means the notes issued pursuant to the Senior Discount DM Indenture.

            "Senior Discount DM Units" means the senior Discount DM Units, each consisting of one Senior Discount DM Note and 2.77 DM denominated 10% Subordinated Convertible Debentures.

            "Senior Discount Dollar Indenture" means the Indenture dated as of the Closing Date between the Company, and The Bank of New York, governing the issuance of the Senior Discount Dollar Notes.

            "Senior Discount Dollar Notes" means the notes issued pursuant to the Senior Discount Dollar Indenture.

            "Senior Discount Dollar Units" means the Senior Discount Dollar Units, each consisting of one Senior Discount Dollar Note and .490 shares of Series A Preferred.

            "Senior DM Indenture" means this Indenture.

            "Senior DM Notes" means the notes issued pursuant to this Indenture.

            "Senior DM Units" means the Senior DM Units, each consisting of one Senior DM Note and 2.69 DM denominated 10% Subordinated Convertible Debentures.

            "Senior Dollar Indenture" means the Indenture dated as of the Closing Date between the Company and The Bank of New York, governing the issuance of the Senior Dollar Notes.

            "Senior Dollar Notes" means the notes issued pursuant to the Senior Dollar Indenture.

            "Senior Dollar Units" means the Senior Dollar Units, each consisting of one Senior Dollar Note and .483 shares of Series A Preferred.

            "Separation Date" has the meaning specified in the recitals to this Indenture.

            "Series A Preferred" means the Series A preferred stock, $.01 par value per share, of the Company.

            "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

            "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

            "S&P" means Standard & Poor's Ratings Services and its successors.

            "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Strategic Subordinated Indebtedness" means Indebtedness of the Company Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Company or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Notes; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution, the sale of Capital Stock (other than Disqualified Stock) of the Company, or other Strategic Subordinated Indebtedness Incurred after the Incurrence of such Indebtedness.

            "Subordinated Convertible Debentures" means the debentures issued pursuant to the Subordinated Indenture.

            "Subordinated Indenture" means the Indenture dated as of the Closing Date between the Company, The Bank of New York and Deutsche Bank, governing the issuance of the Subordinated Convertible Debentures.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

            "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, eurodollar time deposits, bankers' acceptances, certificates of deposit and money market deposits, in each case maturing within one year of the date of acquisition thereof and issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, (vi) shares or other interests in an investment company the assets of which consist solely of (A) securities of the type described in clauses (i) through (v) above and (B) mortgage-backed securities rated AAA or the equivalent by S&P, Moody's or Fitch Investor Services, Inc., and (vii) the DM Pledged Securities.

            "Temporary DBC Global" has the meaning provided in Section 2.01.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Treaty" means the Treaty on the European Economic and Monetary
Union.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

            "Unit Legend" has the meaning provided in Section 2.02(c).

            "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

            "Units" means the units, as defined in the first paragraph of the recitals hereof.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 hereof and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 hereof and
Section 4.04 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Paying Agent" means The Bank of New York and any successor U.S. Paying Agent.

            "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

            "U.S. Certificated Notes" has the meaning provided in Section 2.01.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder or a Noteholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                    THE NOTES

            SECTION 2.01. Form and Dating. The Notes and the certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit A, in the case of the DTC Global, Exhibit B, in the case of the DBC Global and Exhibit C, in the case of a U.S. Certificated Note. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Notes annexed hereto as Exhibits A, B and C shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

            Notes initially offered and sold in reliance on Rule 144A and others electing settlement through DTC shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "DTC Global"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a DTC Global may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

            Notes offered and sold in offshore transactions in reliance on Regulation S (other than Notes sold outside the United States to investors electing settlement through DTC) shall be issued initially in the form of one or more temporary global Notes in bearer form, substantially in the form set forth in Exhibit B (the "Temporary DBC Global") deposited with DBC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following the later of the Separation Date and May 18, 1998, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit D hereto, one or more permanent global Notes in bearer form substantially in the form set forth in Exhibit B (the "Permanent DBC Global" and, together with the Temporary DBC Global, the "DBC Global") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with DBC, which shall reflect on its books and records the date and a decrease in the principal amount of the

Temporary DBC Global in an amount equal to the principal amount of the beneficial interest in the Temporary DBC Global transferred. The aggregate principal amount of a DBC Global may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depository or its nominee, as herein provided.

            Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit C (the "U.S. Certificated Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the DBC Global shall be in the form of certificated Notes in registered form substantially in the form set forth in Exhibit C (the "Regulation S Certificated Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the DTC Global shall be in the form of the U.S. Certificated Note.

            The Regulation S Certificated Notes and the U.S. Certificated Notes are sometimes collectively referred to herein as the "Certificated Notes". The DTC Global and DBC Global are sometimes collectively herein referred to as the "Global Notes".

            The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

            SECTION 2.02. Restrictive Legends. (a) Note Legends. Unless and until a Note is exchanged for an Exchange Note or otherwise disposed of in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each DTC Global and each U.S. Certificated Note shall bear the legend, set forth below on the face thereof and (ii) each Regulation S Certificated Note and each Temporary DBC Global shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit D hereto.

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON

      AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            (b) Global Note Legend. The DTC Global, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

      UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
      SECTION 2.08 OF THE INDENTURE.

            (c) Temporary DBC Global Legend. Each Temporary DBC Global, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

      THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHE BORSE CLEARING AG ("DBC") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF NOTES TO BE HELD IN THE DBC DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE NOTES.

            (d) Units Legends. Each Note issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

      THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF 11.15% SENIOR DM

      NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND 2.69 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) THE COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SUBORDINATED CONVERTIBLE DEBENTURES.

            SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four, the aggregate principal amount of Notes (including Exchange Notes) which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Company, by facsimile or manual signature, in the name and on behalf of the Company.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order. Such Company Order shall specify the amount of Notes to be authenticated, the date on which the issue of Notes is to be authenticated and in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

            The Notes shall be issuable in registered form without coupons in the case of the DTC Global and the Certificated Notes in bearer form, without coupons, in the case of the DBC Global and, in each case, only in denominations of DM 1,000 in principal amount and any integral multiple of DM 1,000 in excess thereof.

            SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in New York City where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency in New York City and in Frankfurt am Main, Germany where Notes may be presented for payment (collectively, the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article Eight.

            The Company initially appoints the Trustee as Registrar, U.S. Paying Agent, authenticating agent and agent for service of notice and demands. The Company also appoints Deutsche Bank as German Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee or German Paying Agent, as the case may be, on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

            SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 3:00 p.m. (Frankfurt time) on the Business Day immediately preceding each due date of the principal, premium, if any, or interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, or interest so becoming due. The Paying Agent shall compensate the Company for the overnight use of such funds at the overnight interbank interest rate which can be reasonably obtained for overnight investment of such funds; provided always that, if any due date shall not be a Business Day, the Issuer shall make such transfer to the account of the Bank on the next succeeding Business Day preceding the due date for such payment. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this
Section 2.05.

            SECTION 2.06. Transfer and Exchange. The Notes are issuable in registered form in the case of DTC Global and the Certificated Notes and in bearer form in the case of the DBC Global. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08, 4.11, 4.12 or 9.04).

            The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 or Section 3.08 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            SECTION 2.07. Book-Entry Provisions for Global Notes. (a) Each DTC Global shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section
2.02 hereof. Each DBC Global initially shall (i) be issued in the form of a single temporary certificate in bearer form, (ii) be deposited with DBC and
(iii) bear legends as set forth in Section 2.02 hereof.

            Members of, or Participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

            (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Transfers of interests in one Global Note to parties who will hold the interests through the same Global Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of the DBC, DTC, Euroclear or Cedel Bank, as the case may be, and the provisions of Section 2.08 hereof. In addition, U.S. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a DTC Global if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the DTC Global, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depository or the Trustee. In addition, Regulation S Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a DBC Global, if (i) DBC notifies the Company that it is unwilling or unable to continue as Depository for the DBC Global or (ii) if at any time DBC shall no longer be eligible to serve as depository and a successor depository for the DBC Global is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility.

            (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in a DTC Global or DBC Global to beneficial owners who are required to hold Certificated Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global or DBC Global, as the case may be, in an amount equal to the principal amount of the beneficial interest in such DTC Global or DBC Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Notes or Regulation S Certificated Notes, as the case may be, of like tenor and amount.

            (e) In connection with the transfer of all the beneficial interests in a DTC Global or DBC Global to beneficial owners pursuant to paragraph (b) of this Section, the DTC Global or DBC Global, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the DTC Global or DBC Global, as the case may be, an equal aggregate principal amount of U.S. Certificated Notes or Regulation S Certificated Notes, as the case may be, of authorized denominations.

            (f) Any U.S. Certificated Note delivered in exchange for an interest in a DTC Global pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraphs (f)(i)(x) and (d) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the U.S. Certificated Note set forth in
Section 2.02.

            (g) Any Regulation S Certificated Note delivered in exchange for an interest in a DBC Global pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraphs (f)(i)(x) and (d) of Section
2.08 hereof, bear the legend regarding transfer restrictions applicable to the Regulation S Certificated Note set forth in Section 2.02 hereof.

            (h) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (i) QIBs that are beneficial owners of interests in a Global Note may receive Certificated Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such Certificated Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Certificated Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Notes having an equal aggregate principal amount.

            (j) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

            SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Certificated Note or an interest in a DTC Global to a QIB (excluding Non-U.S. Persons):

            (i) If the Note to be transferred consists of (x) U.S. Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a DTC Global, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

            (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Certificated Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such DTC Global in an amount equal to the principal amount of the U.S. Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

            (b) Transfers of Interests in DBC Global or Regulation S Certificated Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in a DBC Global or Regulation S Certificated Notes to U.S. Persons:

            (i) prior to the removal of the Private Placement Legend from a DBC Global or a Regulation S Certificated Note pursuant to Section 2.02, the Registrar shall refuse to register such transfer; and

            (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

            (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

            (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Certificated Note or an interest in a DTC Global only upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor.

            (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a DTC Global, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global in an amount equal to the principal amount of the beneficial interest in the DTC Global to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such DBC Global in an amount equal to the principal amount of the U.S. Certificated Notes or the DTC Global, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note, if any, so transferred or decrease the amount of the DTC Global.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to an Institutional Accredited Investor, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (f) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

            (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit F hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $500,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a DTC Global, upon receipt by the Registrar and the Company of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global in an amount equal to the principal amount of the beneficial interest in the DTC Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Notes of like tenor and amount.

            The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

            SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
Section 2.10 as not outstanding.

            If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or a redemption date money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

            A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return all such Notes to the Company. The Company shall not issue 1998 Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use a "CUSIP", "CINS", "ISIN" or any other applicable identification number (if then generally in use), and the Trustee shall use CUSIP, CINS, ISIN or other identification number, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly advise the Trustee of any change in the CUSIP numbers.

            SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.15. Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE
                                   REDEMPTION

            SECTION 3.01. Right of Redemption. (a) The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on April 15 of the applicable year set forth below:

      Year                                                      Redemption Price
      ----                                                      ----------------

      2003.............................................                 105.575%
      2004.............................................                 103.717
      2005.............................................                 101.858
      2006 and thereafter..............................                 100.000

            (b) In addition, at any time prior to April 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of the principal amount) of 111.150%; provided (i) that 1998 Notes representing at least 65% of the principal amount at maturity of the 1998 Notes initially issued remain outstanding immediately after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such Public Equity Offering.

            SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

            SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of DM 1,000 in principal amount or less shall be redeemed in part.

            The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of DM 1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to DM 1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than DM 1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the

Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

            SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company, or at the Company's request, the Trustee shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

            The notice shall identify the Notes to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the name and address of the Paying Agent;

            (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

            (v) that, unless the Company defaults in making the redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

            (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to DM $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

            (vii) that, if any Note contains a CUSIP number as provided in
      Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption.

      At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee a copy of such notice of redemption.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

            SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money, in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

            SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR
                                    COVENANTS

            SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

            The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

            SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, an office or agency in New York and Frankfurt am Main, Germany, where Notes may be presented for payment and monies for payment in respect of the Notes will be disbursed and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

            The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and Frankfurt am Main, Germany for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04. The Company hereby appoints Deutsche Bank for Notes represented by the DBC Global.

            SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the 1998 Notes and Indebtedness existing on the Closing
Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

            Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

            (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million of Indebtedness that is pari passu with or subordinated to the Notes and $150 million of Indebtedness that is subordinated to the Notes, less any amount of such Indebtedness permanently repaid as provided under Section 4.11 hereof;

            (ii) Indebtedness owed (A) by any Restricted Subsidiary to the Company or another Restricted Subsidiary or (B) by the Company to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause
      (ii);

            (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to repay, redeem, defease, refinance, refund, extend, renew, replace, discharge or otherwise retire any then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii),
      (iv), (vi), (viii), (xi) or (xii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, penalties, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause
      (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

            (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under Article Eight hereof;

            (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07 hereof;

            (vii) Indebtedness (including Guarantees) Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Restricted Subsidiary after the Closing Date;

            (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times (A) the Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause
      (C)(2) of the first paragraph or clause (iii), (iv), (vi) or (vii) of the second paragraph of Section 4.04 hereof to make a Restricted Payment and
      (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii), (iv), (vi) or (vii) of the second paragraph of Section 4.04 hereof to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

            (ix) Acquired Indebtedness;

            (x) Strategic Subordinated Indebtedness;

            (xi) Indebtedness in respect of bankers' acceptance and letters of credit, all in the ordinary course of business, in an aggregate amount outstanding at any time of up to $10 million;

            (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three business days of Incurrence.

            (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

            (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (i) through (xii) of Section 4.03(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

            (i) (A) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries or (B) pay any cash interest on the Subordinated Convertible Debenture,

            (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company,

            (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or

            (iv) make any Investment (after the Closing Date), other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments")

if, at the time of, and after giving effect to, the proposed Restricted Payment:
(A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 hereof or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 hereof plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under Section 4.03 hereof, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the return of capital, redemption, or sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), or from the release of any Guarantee that constituted a Restricted Payment, to the extent of such release, not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            The foregoing provision shall not be violated by reason of:

            (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

            (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03 hereof;

            (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five hereof;

            (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company or any of its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed $30 million at any one time outstanding;

            (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company or the Net Cash Proceeds from the issuance and sale of such Capital Stock, provided that such proceeds are so used within 180 days of the receipt thereof;

            (viii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) from an employee or former employee of the Company or any of its Subsidiaries (or from such person's estate, heirs or representatives) in connection with such employee's death, disability or termination of employment, provided that the aggregate amount expended pursuant to this clause does not exceed $1 million per annum plus the cumulative amount of such per annum limit not used in prior years and the cash proceeds from such Investments, provided that such proceeds are used within 180 days of the receipt thereof;

            (ix) Investments in permitted Wholesale Consortiums and Permitted Joint Ventures not exceeding, at the time of the Investment, the sum of
      (A) 10% of the consolidated revenue of the Company (excluding with respect to Persons in whom an equity interest is owned by Persons other than the Company and its Restricted Subsidiaries, the pro rata share of such revenue attributable to such other equity holders) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the date of such Investment and (B) the Net Cash Proceeds from the disposition of the Company's interest in any such Permitted Wholesale Consortium or Permitted Joint Venture;

            (x) the repurchase of shares of the Series A Preferred upon a Change of Control pursuant to an Offer to Purchase; provided that an Offer to Purchase is consummated with respect to the Notes prior to any repurchase of shares of the Series A Preferred;

            (xi) the payment of cash dividends on the Series A Preferred sold as a Unit with any of the 1998 Notes or issued as dividends thereon (A) after April 15, 2003 or (B) at a rate of 0.5% per annum as a result of the Company's failure to have a registration statement under the Securities Act or the Series A Preferred declared effective within one year after the Closing Date;

            (xii) the payment of cash interest on Subordinated Convertible Debentures sold as a Unit with any of the 1998 Notes or issued as interest thereon (A) after April 15, 2003 or (B) at a rate of 0.5% per annum as a result of the Company's failure to have a registration statement under the Securities Act for the Subordinated Convertible Debentures declared effective within one year after the Closing Date; and

            (xiii) other Restricted Payments in an aggregate amount not to exceed $10 million, increased by the amount of any Restricted Payment made pursuant to this clause (x) that is an Investment and is not outstanding;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

            Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

            Any Restricted Payments made in other than cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, return on capital and release of Guarantees, in each case of or to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such investment on the date made).

            SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

            The foregoing provisions shall not restrict any encumbrances or restrictions:

            (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

            (ii) existing under or by reason of applicable law;

            (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

            (iv) in the case of clause (iv) of the first paragraph of this
      Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

            (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

            (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes; or

            (vii) imposed in connection with a transaction described in clause
      (f) of the proviso to the definition of "Asset Sale" and relating solely to a Restricted Subsidiary that transfers assets to the special purpose entity referred to therein; provided that the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 hereof or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

            SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted

Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 hereof if made on the date of such issuance or sale; (iv) a pledge or hypothecation of or Lien on any Capital Stock of a Subsidiary to the extent not prohibited under Section 4.09 hereof; or (v) sales by the Company or Restricted Subsidiaries of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiaries apply the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of Section 4.11 hereof.

            SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

            Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

            SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any

Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

            The foregoing limitation does not limit, and shall not apply to:

            (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

            (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

            (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

            (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

            (v) compensation, indemnification and other benefits paid or made available to officers, directors and employees in the ordinary course of business in connection with services actually rendered and consistent with past practice;

            (vi) transactions in accordance with the Existing Stockholder Agreements as in effect on the Closing Date; or

            (vii) any Restricted Payments not prohibited by Section 4.04 hereof.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (v) of this paragraph, the aggregate amount of which exceeds $2.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) of this Section 4.08.

            SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

            The foregoing limitation does not apply to:

            (i) Liens existing on the Closing Date;

            (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

            (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

            (iv) Liens securing Indebtedness permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03 hereof which is Incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

            (v) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03 hereof;

            (vi) Liens on the Capital Stock of Restricted Subsidiaries that own a substantial portion of assets financed with Indebtedness Incurred under clause (vii) of Section 4.03 hereof, if such liens secure only such Indebtedness; or

            (vii) Permitted Liens.

            SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred; provided that a sale-leaseback transaction shall not include any lease in connection with which the Company or a Restricted Subsidiary acquires assets or property in anticipation of the substantially contemporaneous sale or transfer to the lessor under such lease.

            The foregoing restriction does not apply to any sale-leaseback transaction if:

            (i) the lease is for a period, including renewal rights, of not in excess of three years;

            (ii) the lease secures or relates to industrial revenue or pollution control bonds;

            (iii) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

            (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section
      4.11 hereof.

            SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.18 hereof, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 hereof or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), either in property or assets (other than current assets) of a nature or type or that are used in a business, or in a company having property and assets of a nature or type, or engaged in a business, in either case similar or related to the nature or type of the property and assets of, or the business of, the Company or any of its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

            If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

            SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

            SECTION 4.13. Existence. Except as otherwise provided or permitted in Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary (as the same may be amended from time to time) and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

            SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

            SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its

Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

            The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

            SECTION 4.16. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

            SECTION 4.17. Compliance Certificates. The principal accounting officer and the principal financial officer of the Company shall certify, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

            SECTION 4.18. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of a Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the

Closing Date, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 4.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

            SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

            (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (iv) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the 1998 Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 hereof; provided that this clause (iv) shall not apply to (x) a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture or (y) a consolidation, merger or sale of all or substantially all of the assets of the Company if, immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

            (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) of this Section 5.01) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clauses (iii) and (iv) of this Section 5.01 do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

            SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

            (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period;

            (c) the Company defaults in the performance or breach of the provisions of Article Five hereof or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 hereof;

            (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of this Section 6.01) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or
      (C) effects any general assignment for the benefit of creditors.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount, of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to the Company, principal amount of premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

            SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, at any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences (except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (but not as a result of such acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes, not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

            SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (i) the Holder gives the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

            For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for all amounts due under Section 7.07;

            Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Company, as its interests may appear.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

            SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

            SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

            SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

            (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

            (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
      Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate if required under the TIA;

            (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

            (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

            (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

            (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at the sole cost of the Company to examine the books, records and premises of the Company personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (viii) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either
      (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof from the Company or any Holder of the Notes; and

            (ix) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

            SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. If an Event of Default has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise of the rights and powers invested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

            SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each November 15, beginning with November 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such November 15, if required by TIA Section 313(a).

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon from time to time in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, claim, damage or liability or expense (including taxes other than taxes based upon the income of the Trustee) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

            If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (h) or (i) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

            The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

            The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

            SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

            The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal; provided that at such date no Event of Default shall have occurred and be continuing.

            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

            SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company in writing. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

            SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

            SECTION 8.01. Termination of the Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

            (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

            (ii) (A) all the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Federal Republic of Germany Obligations sufficient to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, (E) if at such time the Notes are listed on a national securities exchange, the Notes will not be delisted as a result of such deposit, defeasance or discharge and (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Notes and this Indenture except for those surviving obligations specified above.

            SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of this Indenture will no longer be in effect with respect to the Notes if:

            (A) the Company has deposited with the Trustee, in trust, money and/or Federal Republic of Germany Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

            (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

            (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

            (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

            Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(ii) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14,

4.01, 4.02, 4.17, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(i) of this Section
8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

            After the 123 day period referred to in clause (B)(ii) of this
Section 8.02, the Trustee upon Company Order shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

            SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.11, and clause (c) of
Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and clause
(d) of Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.19, and clauses (e), (f) and (g) of Section 6.01 shall be deemed not to be Events of Default, upon:

            (a) the deposit, in trust, with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof) of money and/or Federal Republic of Germany Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

            (b) the satisfaction of the provisions described in clauses B(ii),
      (C) and (D) of Section 8.02 hereof;

            (c) delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

            SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Federal Republic of Germany Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Federal Republic of Germany Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

            SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company any excess money, as determined by a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, and held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed; provided that the Trustee or such Paying Agent before being required to make any payment may give notice in accordance with Section 11.02(b) that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Federal Republic of Germany Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Federal Republic of Germany Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Federal Republic of Germany Obligations held by the Trustee or Paying Agent.

            SECTION 8.07. Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to Section
8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or Federal Republic of Germany Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity. If, in the event the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to
Section 8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or Federal Republic of Germany Obligations on deposit with the Trustee is insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Events of Default pursuant to Section 6.02, the Company will remain liable for such payments.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend or supplement this Indenture or the Notes without notice to, or the consent of, any Holder:

            (i) to cure any ambiguity, defect or inconsistency in this Indenture; provided that, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, such amendments or supplements do not adversely affect the interests of the Holders in any material respect;

            (ii) to comply with Article Five;

            (iii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

            (v) to make any change that, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder; or

            (vi) to facilitate the introduction of the Euro and the exchange of the Notes for the Euro-denominated Notes in a manner not adverse to the holders of the Notes.

            SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture or the Notes.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

            (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

            (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

            (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

            (v) reduce the above-stated percentage of outstanding Notes, the consent of whose Holders is necessary to modify or amend this Indenture;

            (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes; or

            (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Trustee shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

            SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

            SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.03, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                                    SECURITY

            SECTION 10.01. Security. (a) On the Closing Date, the Company shall
(i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the DM Pledged Securities to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such DM Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes. The DM Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the DM Pledge Account pending disposition pursuant to the Pledge Agreement.

            (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the DM Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the DM Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the DM Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

            (c) The release of any DM Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the DM Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA

Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

            (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may accept, to the extent permitted by Sections 4.18 and 7.06, as conclusive evidence of compliance with the foregoing provisions, the appropriate statements contained in such instruments.

            (e) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge Agreement necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the DM Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

            SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 11.02. Notices. (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

            if to the Company:

                  Viatel, Inc.
                  800 Third Avenue
                  New York, NY 10022
                  Telecopier Number: (212) 350-9250
                        Attention: Sheldon M. Goldman

                        With, in the case of any notice given pursuant to Article Six, a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: James T. Prenetta, Jr.

            if to the German Paying Agent:

                  Deutsche Bank, Aktiengesellschaft
                  Grosse Gallusstrasse 10-14
                  G0272 Frankfurt am Main
                  Attention: Fiscal Agency Services

            if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, NY 10286
                  Telecopier Number: (212) 815-5915
                  Attention: Corporate Trust Administration

                        With a copy to:

                  Emmet, Marvin & Martin
                  120 Broadway
                  New York, NY 10271
                  Attention: Anthony Marvin

            The Company, the Trustee, or the Depository by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (b) Where this Indenture provides for notice of any event to Holders by the Company or Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided): to registered Holders, if in writing and mailed, first-class postage (or, if first class mail is unavailable, by airmail) prepaid, to each registered Holder at his adders as it appears in the Note Register, in each case not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice; or, to unregistered Holders, if such notice is published in the following journals: (i) the Bundesanzeiger and one mandatory nationwide newspaper (if practicable, the Borsen-Zeitung) in the German language; and (ii) a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York, in each case, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice. Any notice to unregistered Holders will become effective for all purposes on the date of its publication in the Bundesanzeiger. The Company shall provide to the Trustee copies of all notices to Holders in the required language of publication other than those notices given in the English language.

            (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 11.03. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

            SECTION 11.07. Governing Law; Submission to Jurisdiction; Agent for Service. This Indenture and the Notes shall be governed by the laws of the State of New York, except as referred to in Section 11.14. The Company hereby appoints CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to this Indenture or the Notes and for actions brought under the U.S. federal or state securities laws brought in any federal or state court located in The City of New York and the Company agrees to submit to the jurisdiction of any such court.

            SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

            SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 11.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

            SECTION 11.14. Substitution of Currency. Under the Treaty on the European Economic and Monetary Union (the "Treaty"), to which Germany is a signatory, on or before January 1, 1999, and subject to the fulfillment of certain conditions, the "Euro" may replace all or some of the currencies of the member states of the European Union, including the Deutsche

Mark. If, pursuant to the Treaty, the Deutsche Mark is replaced by the Euro (or other currency, however captioned), all sums payable to the Company under or in connection with the Notes (including, without limitation, principal of, or interest on, the Notes) will be effected in Euro (or such other currency) in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. In addition, the regulations of the European Commission relating to the Euro (or such other currency) will then apply to the Notes and this Indenture. The circumstances and consequences described in this Section 11.14 entitle neither the Company nor any Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of Notes or this Indenture or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company under the Notes and this Indenture.

            SECTION 11.15. Method of Payment. Deutsche Marks are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        VIATEL, INC.


                                        By: /s/ Michael J. Mahoney
                                           -----------------------------------
                                           Name:  Michael J. Mahoney
                                           Title: President and Chief Executive
                                                  Officer


                                        THE BANK OF NEW YORK,
                                         as Trustee


                                        By: /s/ Ming J. Shiang
                                           -----------------------------------
                                           Name:  Ming J. Shiang
                                           Title: Assistant Vice President

                                        DEUTSCHE BANK, Aktiengesellschaft,
                                        as German Paying Agent and Co-
                                        Registrar


                                        By: /s/ Peter C. Olsen
                                           -----------------------------------
                                           Name:  Peter C. Olsen
                                           Title: Vice President

                                                                       EXHIBIT A

                             FORM OF DTC GLOBAL NOTE

                                  FACE OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH

TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF 11.15% SENIOR DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND 2.69 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY(THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES,
(iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SUBORDINATED CONVERTIBLE DEBENTURES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

                                  VIATEL, INC.

                           11.15% Senior Note Due 2008

                                                     [CUSIP][CINS][INIS]________
No. __________                                                         DM_______

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of DM _________ on April 15, 2008.

      Issue date: April 8, 1998

      Interest Payment Dates: April 15 and October 15, commencing October 15,
                              1998.

      Record Dates: April 1 and October 1

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: April 8, 1998                       VIATEL, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         (Certificate of Authentication)

This is one of the 11.15% Senior Notes due 2008 described in the within-mentioned Indenture.

Date: April 8, 1998                       THE BANK OF NEW YORK, as trustee


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                  VIATEL, INC.

                           11.15% Senior Note due 2008

1.    Principal and Interest.

            The Company will pay the principal of this Note on April 15, 2008.

            The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable semiannually in cash (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 1998. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, annual interest (in addition to interest otherwise due on the Notes) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on April 15 and October 15 of each year, commencing April 15, 1999 until the consummation of a registered exchange offer or the effectiveness of a shelf-registration statement with respect to resale of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

            The Holder of this Note is entitled to the benefits of a Pledge Agreement dated April 8, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Company has placed in the DM Pledge Account cash or Government Securities sufficient to provide for the payment of the first six interest payments on this Note.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 11.15% per annum.

2.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 15 and October 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on such April 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Issuance of Additional Notes.

            This Note is one of a duly authorized issue of Notes of the Company designated its 11.15% Senior Notes due 2008, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, the Trustee and the German Paying Agent and Co-Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.    Redemption.

            The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                                Redemption
                  Year                             Price
                  ----                          ----------
                  2003                           105.575%
                  2004                           103.717
                  2005                           101.858
                  2006 and thereafter            100.000

      In addition, at any time or from time to time on or prior to April 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 111.150%; provided (i) that Notes representing at least 65% of the principal amount at maturity of the Notes originally issued remain outstanding after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such Public Equity Offering.

6.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.    Registration Rights

            Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the issue date of this Note, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant and in accordance with the terms of the Registration Rights Agreement.

9.    Denominations; Transfer; Exchange.

            The Notes are in registered form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Note for all purposes.

11.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.   Discharge Prior to Redemption or Maturity.

            If the Company deposits with the Trustee money and/or Federal Republic of Germany Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption (a) or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) or to Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with the terms of the Indenture.

15.   Successor Persons.

            When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on this Note in a timely manner will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 of the Indenture or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of Section 6.01 of the Indenture) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount or principal amount of Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.   Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

21.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

      This Note shall be governed by the laws of the State of New York except as referred to in Section 11.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

            The initial principal amount of indebtedness evidenced by this Note shall be DM __, __, __. The following decreases/increases in the principal amount evidenced by this Note have been made:

            Decrease in   Increase in   Total Principal
            Principal     Principal     Amount of this Global   Notation Made
Date of     Amount of     Amount of     Note Following such     by or on
Decrease/   this Global   this Global   Decrease/Increase       Behalf of
Increase    Note          Note          ---------------------   Trustee
--------    ----          ----                                  -------


________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                            UNLEGENDED DBC GLOBAL AND
                   UNLEGENDED REGULATION S CERTIFICATED NOTES]

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________                  _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________          ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or Section 4.12 of the Indenture, check the Box: |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ______________________________

                                                                       EXHIBIT B

                             FORM OF DBC GLOBAL NOTE

                                 [FACE OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN

INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF 11.15% SENIOR DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND 2.69 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES,
(iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SUBORDINATED CONVERTIBLE DEBENTURES.

THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHE BORSE CLEARING AG ("DBC") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF NOTES TO BE HELD IN THE DBC DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE NOTES.

                                  VIATEL, INC.

                           11.15% Senior Note Due 2008

                                                     [CUSIP][CINS][INIS]________
No. __________                                                         DM_______

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of DM _________ on April 15, 2008.

      Issue date: April 8, 1998

      Interest Payment Dates: April 15 and October 15, commencing October 15,
                              1998.

      Record Dates: April 1 and October 1

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: April 8, 1998                       VIATEL, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         (Certificate of Authentication)

This is one of the 11.15% Senior Notes due 2008 described in the within-mentioned Indenture.

Date: April 8, 1998                       DEUTSCHE BANK, as Authenticating Agent


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                  VIATEL, INC.

                           11.15% Senior Note due 2008

1.    Principal and Interest.

            The Company will pay the principal of this Note on April 15, 2008.

            The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable semiannually in cash (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 1998. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, annual interest (in addition to interest otherwise due on the Notes) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on April 15 and October 15 of each year, commencing April 15, 1999 until the consummation of a registered exchange offer or the effectiveness of a shelf-registration statement with respect to resale of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

            The Holder of this Note is entitled to the benefits of a Pledge Agreement dated April 8, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Company has placed in the DM Pledge Account cash or Government Securities sufficient to provide for the payment of the first six interest payments on this Note.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 11.15% per annum.

2.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 15 and October 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on such April 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Issuance of Additional Notes.

            This Note is one of a duly authorized issue of Notes of the Company designated its 11.15% Senior Notes due 2008, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, the Trustee and the German Paying Agent and Co-Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.    Redemption.

            The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                               Redemption
                  Year                            Price
                  ----                         ----------
                  2003                          105.575%
                  2004                          103.717
                  2005                          101.858
                  2006 and thereafter           100.000

            In addition, at any time or from time to time on or prior to April 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 111.150%; provided (i) that Notes representing at least 65% of the principal amount at maturity of the Notes originally issued remain outstanding after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such Public Equity Offering.

6.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.    Registration Rights

            Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the issue date of this Note, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant and in accordance with the terms of the Registration Rights Agreement.

9.    Denominations; Transfer; Exchange.

            The Notes are in bearer form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Note for all purposes.

11.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.   Discharge Prior to Redemption or Maturity.

            If the Company deposits with the Trustee money and/or Federal Republic of Germany Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption (a) or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) or to Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.   Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with the terms of the Indenture.

15.   Successor Persons.

            When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on this Note in a timely manner will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 of the Indenture or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of Section 6.01 of the Indenture) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount or principal amount of Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.   Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

21.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

      This Note shall be governed by the laws of the State of New York except as referred to in Section 11.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

            The initial principal amount of indebtedness evidenced by this Note shall be DM __, __, __. The following decreases/increases in the principal amount evidenced by this Note have been made:

            Decrease in   Increase in   Total Principal
            Principal     Principal     Amount of this Global   Notation Made
Date of     Amount of     Amount of     Note Following such     by or on
Decrease/   this Global   this Global   Decrease/Increase       Behalf of
Increase    Note          Note          ---------------------   Trustee
--------    ----          ----                                  -------


________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

________    ___________   ___________   _________________       _____________

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                            UNLEGENDED DBC GLOBAL AND
                   UNLEGENDED REGULATION S CERTIFICATED NOTES]

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________                  _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________          ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or Section 4.12 of the Indenture, check the Box: |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ______________________________

                                                                       EXHIBIT C

                         FORM OF U.S. CERTIFICATED NOTE

                                 [FACE OF NOTE]

                                                      [CUSIP][CINS][ISIN] ______
No. R-_________                                                  DM ____________

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE

HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF 11.15% SENIOR DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND 2.69 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES,
(iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SUBORDINATED CONVERTIBLE DEBENTURES.

                                  VIATEL, INC.

                           11.15% Senior Note Due 2008

                                                     [CUSIP][CINS][INIS]________
No. __________                                                         DM_______

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of DM _________ on April 15, 2008.

      Issue date: April 8, 1998

      Interest Payment Dates: April 15 and October 15, commencing October 15,
                              1998.

      Record Dates: April 1 and October 1

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date: April 8, 1998                       VIATEL, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         (Certificate of Authentication)

This is one of the 11.15% Senior Notes due 2008 described in the within-mentioned Indenture.

Date:  April 8, 1998                      DEUTSCHE BANK, as Authenticating Agent


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                                  VIATEL, INC.

                           11.15% Senior Note due 2008

1.    Principal and Interest.

            The Company will pay the principal of this Note on April 15, 2008.

            The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable semiannually in cash (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 1998. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, annual interest (in addition to interest otherwise due on the Notes) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on April 15 and October 15 of each year, commencing April 15, 1999 until the consummation of a registered exchange offer or the effectiveness of a shelf-registration statement with respect to resale of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

            The Holder of this Note is entitled to the benefits of a Pledge Agreement dated April 8, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Company has placed in the DM Pledge Account cash or Government Securities sufficient to provide for the payment of the first six interest payments on this Note.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 11.15% per annum.

2.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 15 and October 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on such April 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Issuance of Additional Notes.

            This Note is one of a duly authorized issue of Notes of the Company designated its 11.15% Senior Notes due 2008, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, the Trustee and the German Paying Agent and Co-Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.    Redemption.

            The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                               Redemption
                  Year                            Price
                  ----                         ----------
                  2003                          105.575%
                  2004                          103.717
                  2005                          101.858
                  2006 and thereafter           100.000

            In addition, at any time or from time to time on or prior to April 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 111.150%; provided (i) that Notes representing at least 65% of the principal amount at maturity of the Notes originally issued remain outstanding after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such Public Equity Offering.

6.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than DM 1,000 of principal amount may be sold to the

Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.    Registration Rights

            Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the issue date of this Note, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant and in accordance with the terms of the Registration Rights Agreement.

9.    Denominations; Transfer; Exchange.

            The Notes are in registered form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Note for all purposes.

11.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.   Discharge Prior to Redemption or Maturity.

            If the Company deposits with the Trustee money and/or Federal Republic of Germany Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption (a) or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) or to Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with the terms of the Indenture.

15.   Successor Persons.

            When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on this Note in a timely manner will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 of the Indenture or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of Section 6.01 of the Indenture) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount or principal amount of Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.   Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN

(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

      This Note shall be governed by the laws of the State of New York except as referred to in Section 11.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                            UNLEGENDED DBC GLOBAL AND
                   UNLEGENDED REGULATION S CERTIFICATED NOTES]

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________                  _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________          ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or Section 4.12 of the Indenture, check the Box: |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ______________________________

                                                                       EXHIBIT D

                               Form of Certificate

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                         Re:Viatel, Inc. (the "Company")
                             11.15% Senior DM Notes
                             due 2008 (the "Notes")

Ladies and Gentlemen:

            This letter relates to DM __________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture (the "Indenture") dated as of April 8, 1998 relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Holder]


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory

                                                                       EXHIBIT E

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                         Re:Viatel, Inc. (the "Company")
                             11.15% Senior DM Notes
                             due 2008 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of DM ____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

            (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory

                                                                       EXHIBIT F

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                         Re:Viatel, Inc. (the "Company")
                             11.15% Senior DM Notes
                             due 2008 (the "Notes")

Dear Sirs:

            In connection with our proposed purchase of DM ___________ aggregate principal amount of the Notes, we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 8, 1998 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
      (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferee]


                                          By:
                                             -----------------------------------
                                                     Authorized Signatory